EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy Announces Change in Executive Leadership

CALGARY, CANADA (July 30, 2012) – Ivanhoe Energy announced today that David Dyck has resigned from his position as President & COO, effective July 31, 2012.

With his departure Carlos A. Cabrera, Executive Chairman and Robert Friedland, Founder and Executive Co-Chairman will lead the Company with input and support from other members of the Company’s leadership team.

“Mr. Dyck became President & COO in May 2010 and has led the company through a critical time in our history,” said Carlos A. Cabrera. “The Board, Robert Friedland and I thank David for his considerable contributions to Ivanhoe Energy and wish him every success in his future endeavors.”

Cabrera continued “Ivanhoe Energy is in a good position to make significant progress this year.  Our management team and the Board of Directors are optimistic that we will take strides to finance our projects, commercialize HTL and strengthen the foundation of Ivanhoe Energy.”

Ivanhoe Energy is an independent international heavy oil development and production company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTLTM). Core operations are in Canada, United States, Ecuador, Mongolia, and China, with business development opportunities worldwide. Ivanhoe Energy trades on The Toronto Stock Exchange with the symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN.

For more information about Ivanhoe Energy please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements related to the completion of the  transaction to assign the Company’s interest in the Zitong Block, including receipt of required waivers and approvals, satisfaction of conditions to closing and timing thereof, the execution of a definitive agreement and timing thereof, the anticipated outcome of ongoing discussions with third parties respecting the establishment of financial partnerships in respect of one or more of the Company’s projects , the statements relating to Ivanhoe Energy’s strategy, the continued advancement of its projects and realization of the value of its assets and commercialization of its HTL technology, including the technical, cost and logistical advantages of HTL technology and the pursuit of other transactions and initiatives and the manner in which this transaction will benefit the core business, the ability to have the security posted by Ivanhoe Energy for the performance bond released at closing and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the ability to obtain all required approvals, consents and waivers from the government and third parties and the timing thereof, the risk associated with doing business in foreign countries and other risks disclosed in Ivanhoe Energy's 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:

Hilary McMeekin Manager, Corporate Communications Ivanhoe Energy 1 (403) 817 1108 hmcmeekin@ivanhoeenergy.com